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                                                                 Exhibit (a)(6)

                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

HOW TO OBTAIN A TAXPAYER IDENTIFICATION NUMBER. -- If you do not have a taxpayer identification number, apply for one immediately. To apply, obtain FORM SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration (or, in the case of resident aliens who do not have and are not eligible for Social Security numbers, Form W-7, Application for Individual Taxpayer Identification Number), or FORM SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING. -- Payees specifically exempted from backup withholding include the following:

  (1) A corporation.

  (2) An organization exempt from tax under Internal Revenue Code Section 501(a), or an IRA, or a custodial account under Section 403(b)(7) if the custodial account satisfies the requirements of Section 401(f)(2).

  (3) The United States or any of its agencies or instrumentalities.

  (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  (5) A foreign government or any of it political subdivisions, agencies or instrumentalities.

  (6) An international organization or any of its wholly owned agencies or instrumentalities.

  (7) A foreign central bank of issue.

  (8) A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

  (9) A real estate investment trust.

  (10) An entity registered at all times during the tax year under the Investment Company Act of 1940.

  (11) A common trust fund operated by a bank under Section 584(a).

  (12) A financial institution.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THAT FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER IN PART 1 OF THE SUBSTITUTE FORM W-9, CHECK THE BOX IN PART 4 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PENALTIES

  FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your correct taxpayer identification number to a requester, you may become subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

  CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no backup withholding, you may become subject to a $500 penalty.

  CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

  PRIVACY ACT NOTICE. -- Section 6109 of the Internal Revenue Code requires most recipients of dividends, interest, or certain other payments to furnish their correct taxpayer identification number to persons who must file information returns with the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 31% of such payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

                           FOR ADDITIONAL INFORMATION
                         CONTACT YOUR OWN TAX ADVISOR.
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WHAT NAME AND NUMBER TO GIVE THE PAYER:

------------------------------------------------------------
                                         GIVE THE NAME AND
                                         SOCIAL SECURITY
                                         NUMBER OR OTHER
                                         TAXPAYER
                                         IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                NUMBER OF:
------------------------------------------------------------
 1.  Individual                          The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, the
                                         first individual on
                                         the account(1)
 3.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 4.  a. The usual revocable savings      The grantor-
        trust (grantor is also trustee)  trustee(1)
     b. So-called trust account that is  The actual owner(1)
        not a legal or valid trust
        under state law
 5.  Sole proprietorship                 The owner(3)
 6.  A valid trust, estate or pension    Legal entity(4)
     trust
------------------------------------------------------------

------------------------------------------------------------
                                         GIVE THE NAME AND
                                         EMPLOYER
                                         IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                NUMBER OF:
------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:                NUMBER OF:
------------------------------------------------------------
 7.  Corporate                           The corporation

 8.  Association, club, religious,       The organization
     charitable, educational, or other
     tax-exempt organization

 9.  Partnership                         The partnership

10.  A broker or registered nominee      The broker or
                                         nominee

11.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a state or
     local government, school district,
     or prison) that receives
     agriculture program payment
------------------------------------------------------------

1. List first and circle the name of the person whose number you furnish.
2. Circle the minor's name and furnish the minor's social security number.
3. You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.
4. List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE
      CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.